Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION REPORTS

2020 FINANCIAL RESULTS

Fourth Quarter and Year-End 2020 Highlights

•	Net income for the three months ended December 31, 2020, totaled $7,049,000, which is an increase of $1,968,000 or 38.7% over comparable period results for the three months ended December 31, 2019. Basic earnings per share was $0.81 and $0.72 for the three months ended December 31, 2020 and 2019, respectively.

•	Net income for the year ended December 31, 2020, totaled $18,394,000, with basic earnings per share of $2.13. This reflects a decrease of $5,327,000 or 22.5% below comparable period results for the year ended December 31, 2019, and is due primarily to one-time merger-related expenses of $5,965,000 in connection with the Frederick County Bancorp, Inc. (FCBI) acquisition and a higher provision for loan losses of $9,140,000 resulting mainly from the increased risk due to the Coronavirus Disease 2019 (COVID-19) pandemic as well as a previously-reported, large unanticipated charge-off of one loan relationship during the first quarter of 2020. Without the nonrecurring expenses related to the acquisition of FCBI, in conjunction with the corresponding tax impact at the marginal tax rate, net income (non-GAAP) would have been $23,033,000, or $2.67 basic earnings per share, for the year ended December 31, 2020.

•	Effective January 11, 2020, ACNB Corporation acquired FCBI and its wholly-owned subsidiary, Frederick County Bank, headquartered in Frederick, MD, with systems conversions completed in March 2020. This transaction resulted in the addition of $443,425,000 in assets, $329,312,000 in loans, $374,058,000 in deposits, $22,528,000 in goodwill, and $57,280,000 in equity to ACNB Corporation’s balance sheet.

•	ACNB Corporation responded to, and continues to address, the impact of the COVID-19 pandemic with a focused and responsive plan to meet the needs of the Corporation’s customers and communities, as well as to maintain a high level of operational performance while protecting valued staff members. Due to COVID-19 customer impacts, as of June 30, 2020, ACNB Bank reported

ACNB Corporation

Press Release/2020 Financial Results

January 29, 2021

approved loan modifications and deferrals for 466 loans totaling $234,600,000 in principal balances, representing 13.5% of the total loan portfolio. As of September 30, 2020, the Bank had outstanding approvals for loan modifications and deferrals for 65 loans totaling $64,800,000 in principal balances, representing 3.8% of the total loan portfolio. Most recently, as of December 31, 2020, ACNB Bank has outstanding approvals for loan modifications and deferrals for 48 loans totaling $36,123,155 in principal balances, representing 2.39% of the total loan portfolio.

•	Net interest income for the year ended December 31, 2020, totaled $73,068,000, which is an increase of $13,650,000 or 23.0% over comparable period results for the year ended December 31, 2019, and an indication of the strength of ACNB Corporation’s business strategy including inorganic growth.

•	Total loans outstanding were $1,637,784,000 at December 31, 2020, as compared to $1,272,601,000 at December 31, 2019, for an increase of 28.7% including loans acquired from FCBI of $329,312,000 and Paycheck Protection Program (PPP) loans originated of $160,857,603.

•	Total deposits were $2,185,525,000 at December 31, 2020, as compared to $1,412,260,000 at December 31, 2019, for an increase of 54.8% including deposits acquired from FCBI of $374,058,000.

•	Quarterly cash dividends paid to ACNB Corporation shareholders in 2020 totaled $8,685,000 in the aggregate, or $1.00 per share---an increase of $1,765,000 or 25.5% over 2019.

GETTYSBURG, PA, January 29, 2021 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced financial results for the three months ended December 31, 2020, with net income of $7,049,000. Compared to net income of $5,081,000 for the three months ended December 31, 2019, this is an increase of $1,968,000 or 38.7% over comparable period results, primarily due to higher net interest income. Basic earnings per share was $0.81 and $0.72 for the three months ended December 31, 2020 and 2019, respectively, which is an increase of $0.09 or 12.5%.

The Corporation reported net income of $18,394,000 for the year ended December 31, 2020. Compared to net income of $23,721,000 for the year ended December 31, 2019, this is a decrease of $5,327,000 or 22.5% below comparable period results. Basic earnings per share was $2.13 and $3.36 for the year ended December 31, 2020 and 2019, respectively, which is a decrease of $1.23 or 36.6%. These

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Press Release/2020 Financial Results

January 29, 2021

results were primarily attributable to one-time merger-related expenses of $5,965,000 and a higher provision for loan losses of $9,140,000 resulting mainly from the increased risk due to the COVID-19 pandemic as well as a previously-reported, large unanticipated charge-off of one loan relationship during the first quarter of 2020. Without the nonrecurring expenses related to the acquisition of FCBI, in conjunction with the corresponding tax impact at the marginal tax rate, net income (non-GAAP) would have been $23,033,000, or $2.67 basic earnings per share, for the year ended December 31, 2020.

“The COVID-19 pandemic continues to be a primary driver in how we do our business today---nearly a year after this national emergency changed how we interact in both our personal and professional lives. However, due to the unceasing dedication and hard work of our team members at ACNB Corporation’s subsidiaries of ACNB Bank and Russell Insurance Group, Inc., our organization continues to successfully navigate the many challenges encountered in serving our customers and communities during this ongoing health crisis,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “Operationally, ACNB Corporation has been diligent in its response to the changing impacts of the pandemic with necessary modifications in the community banking office network, as well as continual steps to reinforce systems to accommodate heightened customer demands for electronic services and to support the remote work environment for staff members. Financially, this pandemic has taken a toll on the economy with many businesses struggling after government actions were taken for the purpose of limiting the spread of the virus in both the Corporation’s Pennsylvania and Maryland markets. As of year-end 2020, however, the trend was overall positive with lessened volume of customer requests for loan modifications and deferrals since the initial requests at the onset of the pandemic. Plus, with the signing of the Coronavirus Response and Relief Supplemental Appropriations Act in late December 2020, there are now additional government stimulus programs providing economic aid to consumers and small businesses---including the

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January 29, 2021

reopening of the Paycheck Protection Program for first-time and second-time borrowers, in which ACNB Bank is again participating to assist business customers.”

Mr. Helt continued, “As we begin a new year, there is no doubt that there is still uncertainty ahead. At ACNB Corporation, as always, we continue to look forward and plan for the future founded upon our vision to be the independent financial services provider of choice in the core markets served by building relationships and finding solutions. This vision has been validated and reinforced in the past as ACNB Corporation faced difficult times and made hard decisions over the decades. This time is no different, as we take deliberate steps forward for the benefit of customers, employees, shareholders, and the many communities served throughout our footprint.”

Revenues

Total revenues, defined as net interest income plus noninterest income, for the year ended December 31, 2020, were $93,002,000, or a 19.9% increase over total revenues of $77,587,000 for 2019. Total interest income for 2020 was $85,290,000, or an increase of 22.6%, as compared to total interest income of $69,558,000 for the year ended December 31, 2019.

Loans

Total loans outstanding were $1,637,784,000 at December 31, 2020. Year over year, loans outstanding increased by $365,183,000, or 28.7%, since December 31, 2019, including $329,312,000 in loans acquired through FCBI. Loan growth is largely attributable to the FCBI acquisition, net of selling new residential mortgages in the secondary market and early payoffs of loans, as well as active participation in the Small Business Administration’s Paycheck Protection Program. As a result primarily of the increased credit risk from COVID-19 as well as a previously-reported, large unanticipated charge-off of one loan relationship, combined with normal and anticipated credit losses in the portfolio, the provision for loan losses for 2020 was $9,140,000, an increase of $8,540,000 or 1,423.3% from prior year-end results.

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January 29, 2021

Deposits

Total deposits were $2,185,525,000 at December 31, 2020. Year over year, total deposits increased by $773,265,000, or 54.8%, since December 31, 2019, including $374,058,000 in deposits acquired through FCBI. Year over year, organic deposit growth is largely attributable to PPP proceeds deposited to customer accounts and increased balances in a broad base of accounts from a lack of economic activity due to COVID-19.

Net Interest Income and Margin

Net interest income rose by $13,650,000 to $73,068,000 for the year ended December 31, 2020, an increase of 23.0% in comparison to the year ended December 31, 2019. The net interest margin for 2020 was 3.35%, compared to 3.81% for 2019. Both net interest income and the net interest margin were impacted by lower market yields in 2020. The lower market yields negatively affected the net interest margin as new loans at lower rates replaced paydowns on existing loans at higher rates and variable rate loans reset to new current rates.

Noninterest Income

Noninterest income for 2020 was $19,934,000, an increase of $1,765,000 or 9.7% over the prior year ended December 31, 2019. The increase includes revenue from wealth management activities, which grew 8.2% in comparison to the year ended December 31, 2019, and reached $2,672,000 for 2020.

Noninterest Expense

Noninterest expense for 2020 was $61,160,000, an increase of $13,539,000 or 28.4% over the prior year ended December 31, 2019. Nonrecurring acquisition and integration expenses related to the acquisition of FCBI were $5,965,000 in 2020. Year over year, salaries and employee benefits expense for 2020 increased by $6,480,000 in comparison to the year ended December 31, 2019, which is primarily attributable to higher staffing levels from the FCBI acquisition and additional staff hired to support revenue generation across all business lines.

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January 29, 2021

Dividends

Quarterly cash dividends paid to ACNB Corporation shareholders in 2020 totaled $8,685,000 in the aggregate, or $1.00 per share---an increase of $1,765,000 or 25.5% over the prior year. In 2019, ACNB Corporation paid a $0.98 dividend per share for total dividends paid to shareholders in the amount of $6,920,000. When comparing the year of 2020 to 2019, the increase in total dividends paid is also a result of the issuance of additional shares of common stock in connection with the FCBI acquisition in January 2020.

COVID-19 Pandemic

As previously reported, ACNB Corporation implemented numerous initiatives to support and protect employees and customers during the COVID-19 pandemic. These efforts continue as the organization responds to changes in the operating environment with varying levels of business activity in its regions of operation in Pennsylvania and Maryland. Current information and guidelines related to ACNB Bank’s ongoing COVID-19 initiatives and communications are available at acnb.com. As of June 30, 2020, ACNB Bank reported approved loan modifications and deferrals for 466 loans totaling $234,600,000 in principal balances, representing 13.5% of the total loan portfolio. As of September 30, 2020, the Bank had outstanding approvals for loan modifications and deferrals for 65 loans totaling $64,800,000 in principal balances, representing 3.8% of the total loan portfolio. Most recently, as of December 31, 2020, ACNB Bank has outstanding approvals for loan modifications and deferrals for 48 loans totaling $36,123,155 in principal balances, representing 2.39% of the total loan portfolio.

Paycheck Protection Program

ACNB Corporation’s banking subsidiary, ACNB Bank, serves as an active participant in the PPP, as authorized initially by the Coronavirus Aid, Relief, and Economic Security (CARES) Act and subsequently by the Coronavirus Response and Relief Supplemental Appropriations Act. As of December 31, 2020, ACNB Bank closed and funded 1,440 loans totaling $160,857,603, resulting in approximately

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Press Release/2020 Financial Results

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$6,100,000 in total fee income of which $2,875,000 was recognized through December 31, 2020, with the remainder to be recognized either over the life of the loan or until loan forgiveness occurs.

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.6 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 21 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and seven community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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Non-GAAP Financial Measures

ACNB Corporation uses non-GAAP financial measures to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of such a disclosure or release, the Securities and Exchange Commission’s (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the

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differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

Management believes merger-related expenses are not organic costs attendant to operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity, without any useful benefit to us, to convert and consolidate the entity’s records, systems and data onto our platforms, and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Annual Report on Form 10-K with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Coronavirus Response and Relief Supplemental Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act, the Tax Cuts and Jobs Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

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ACNB CORPORATION

Financial Highlights

Unaudited Consolidated Condensed Statements of Income

Dollars in thousands, except per share data

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
INCOME STATEMENT DATA
Interest income	$21,472	$17,521	$85,290	$69,558
Interest expense	2,570	2,783	12,222	10,140
Net interest income	18,902	14,738	73,068	59,418
Provision for loan losses	1,040	175	9,140	600
Net interest income after provision for loan losses	17,862	14,563	63,928	58,818
Noninterest income	5,863	4,468	19,934	18,169
Merger-related expenses	-	253	5,965	769
Noninterest expense	14,938	12,448	55,195	46,852
Income before income taxes	8,787	6,330	22,702	29,366
Provision for income taxes	1,738	1,249	4,308	5,645
Net income	$7,049	$5,081	$18,394	$23,721
Basic earnings per share	$0.81	$0.72	$2.13	$3.36

NON-GAAP MEASURES

INCOME STATEMENT DATA
Net income	$7,049	$5,081	$18,394	$23,721
Merger-related expenses, net of income taxes	-	197	4,639	595
Adjusted net income (non-GAAP)*	$7,049	$5,278	$23,033	$24,316
Adjusted basic earnings per share (non-GAAP)*	$0.81	$0.75	$2.67	$3.44

*See Non-GAAP Financial Measures above.

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Unaudited Selected Financial Data

Dollars in thousands, except per share data

	December 31, 2020	December 31, 2019
BALANCE SHEET DATA
Assets	$2,555,362	$1,720,253
Securities	$350,182	$212,177
Loans, total	$1,637,784	$1,272,601
Allowance for loan losses	$20,226	$13,835
Deposits	$2,185,525	$1,412,260
Borrowings	$92,209	$99,731
Stockholders’ equity	$257,972	$189,516
COMMON SHARE DATA
Basic earnings per share	$2.13	$3.36
Cash dividends paid per share	$1.00	$0.98
Book value per share	$29.62	$26.77
Number of common shares outstanding	8,709,393	7,079,359
SELECTED RATIOS
Return on average assets	0.78%	1.40%
Return on average equity	7.39%	13.33%
Non-performing loans to total loans	0.48%	0.40%
Net charge-offs to average loans outstanding	0.16%	0.06%
Allowance for loan losses to non-acquired loans (non-GAAP)*	1.65%	1.26%
Allowance for loan losses to total loans	1.23%	1.09%
Allowance for loan losses to non-performing loans	251.16%	269.27%

* See Non-GAAP Financial Measures above.